UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 16, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Private Companies Through All-Stock Transfer.

On July 16, 2018, New Bridge Global Ventures, Inc. (the “Company”) closed on Share Exchange and Purchase Agreements (the “Purchase Agreements” and the “Closing”) with the various members and shareholders of 725 E 11th, LLC, a California limited liability company; Mad Creek Farm, LLC, a California limited liability company; Timothy Lane, LLC, a California limited liability company; GLML, LLC, a California limited liability company, Roots Nursery, Inc., a California nonprofit mutual benefit corporation and 5 Leaf, LLC, a California limited liability company (together the “Consortium”), whereby the Company purchased the shares or membership interests (as the case may be) of the several entities making up the Consortium for a combined 31,000,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share. The Consortium consists of farm, nursery, extraction, management and real estate companies in the cannabis industry.

A form of the Purchase Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors.

Effective as of July 16, 2018, Directors Scott Cox and Ben Esque resigned from the Board of Directors.  The resignations were not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Election of Directors

On July 18, 2018, in relation to the Acquisition, the shareholders holding a majority of the issued and outstanding shares of the Company’s common stock have elected Sam Mac, Ellen Gee and Eric Tran to serve as Directors of the Board until their respective successors are duly elected and qualified or their earlier resignation, death or removal by the stockholders of the Company. Such election of these Directors is in addition to the existing Directors of the Board.

Sam Mac, Chief Operating Officer and Managing Director – Mr. Mac has over 20 years in the Cannabis Industry. 23 Build-outs ranging from 2,000 square feet to over 15,000 square feet. Co-founder of D&S Garden Supplies grew from 1,500 square foot storefront to a 20,000 square foot super store and warehouse. Mr. Mac’s focused areas of expertise include, Zoning and Code Regulations, Construction, Building and Architectural Design, Irrigation, Security Systems, Ventilation/HVAC and CO2 systems, Electrical Capacity, Dispensary, Hydroponic Suppliers, Mechanical, Plumbing Regulations, Fire and Safety, Licensing and Permits. Sam holds a Bachelor of Science Degree with a major in electronics from Heald College and speaks fluent Cantonese and Manda.

Ellen Gee, Senior Vice President and Managing Director – Ms. Gee has over 20 years of experience in corporate finance, management and real estate acquisition. Ms. Gee currently is co-founder and manager of several cannabis operations in Oakland, California. Her cannabis experience ranges from zoning and code regulations to licensing and permits. She also performs budgeting and forecasting functions, as well as property analysis, for all Oakland cannabis operations. From 2004 to 2006, Ms. Gee served as special aide to Mayor Jerry Brown of Oakland, current governor of California. Prior to that, she was founder and President of Incentive Plus International Travel. She also served as Chairman of the Board. During her professional career, she served as financial advisor to Hill Glazier Architects and EF Education in Sweden. Ms. Gee attended San Francisco State University where she received a Bachelor of Science in Finance. Ms. Gee also received a Master of Science in Taxation at Golden Gate University in San Francisco.

Eric Tran, Senior Vice President of Operations and Managing Director – Mr. Tran has over 25 years’ experience in the cannabis industry including breeding, cloning, cultivation and facility buildout. Eric has overseen the buildout and management of over 50 facilities ranging in size from 1,000 to 100,000 square feet. Mr. Tran has built several successful businesses including Roots Nursery and D&S Garden Supplies, a 20,000 square facility providing gardening supplies to cannabis cultivators throughout California and the U.S.

The Company will file a Form 14F-1 related to the change of Directors and the effectiveness of the change of Directors shall take place ten (10) days following the filing of the Schedule 14F-1 and the mailing of notice to the Company’s shareholders.

Item 8.01 Other Events.

On July 19, 2018, the Company issued a press release disclosing the acquisition described above. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Financial Statements.  The financial statements required to be filed in conjunction with this Form 8-K will be filed in an amendment within 71 calendar days from the Closing and pursuant to Item 9.01 of Form 8-K.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 99.1	Description of Exhibits Form Share Exchange and Purchase Agreements Press Release dated July 19, 2018

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 19th day of July, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.
By:	/s/ Mark T. Mersman
	Name:	Mark T. Mersman
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 99.1	Description of Exhibits Form Share Exchange and Purchase Agreement Press Release dated July 18, 2018